Exhibit 99.1

NEWS RELEASE

Timken Improves Fourth Quarter, Full-Year 2014 Results;

Expects Continued EPS Growth in 2015

•	Fourth-quarter sales up 2 percent over prior year despite currency

•	Fourth-quarter adjusted earnings of $0.65 per diluted share (EPS) up 35 percent from year-ago period

•	Full-year 2014 adjusted EPS of $2.55, up 23 percent from 2013

•	2015 adjusted EPS estimated to be $2.65 to 2.75

NORTH CANTON, Ohio: Jan. 29, 2015 — The Timken Company (NYSE: TKR; www.timken.com) today reported fourth-quarter sales of $762.2 million, up approximately 2 percent over the prior-year quarter. The revenue increase was driven by organic growth in Process Industries, partially offset by unfavorable currency and a decrease in Mobile Industries sales due to planned program exits. For the fourth quarter, the company generated net income from continuing operations of $38.9 million, or $0.43 per diluted share; this compares with $33.7 million or $0.35 per diluted share from a year ago.

Adjusted net income from continuing operations in the fourth quarter was $57.9 million or $0.65 per diluted share (reference table for adjustments). This was up from $45.2 million or $0.48 per diluted share for the same period a year ago. Revenue growth, lower manufacturing costs and a lower tax rate drove the net income improvement, which was partially offset by currency. Earnings per share in the quarter also benefited from fewer shares outstanding versus the prior period.

For 2014, sales were $3.1 billion, up slightly over 2013. Excluding the impact of $110 million of planned program exits in Mobile Industries that concluded in 2013, sales were up approximately 5 percent. Net income from continuing operations was $144.5 million, or $1.58 per diluted share, which compared with $175.2 million or $1.82 per diluted share in 2013.

Adjusted net income from continuing operations improved in 2014 to $232.9 million or $2.55 per diluted share. This compares with $198.6 million or $2.07 per diluted share in the prior year. Revenue growth and cost reductions drove the net income improvement. In addition, earnings per share also benefited from the company’s share repurchase program.

“We are pleased to report solid fourth-quarter results that reflect strong execution in a slow-growth, strong-dollar environment,” said Timken President and Chief Executive Officer Richard G. Kyle. “For the full year, we were able to grow the top line modestly and convert that revenue growth into a 23 percent increase in adjusted EPS through our continued focus on portfolio improvement and cost reduction, complemented by our share repurchase program.

The Timken Company

“Looking ahead to 2015, we are viewing our markets slightly more cautiously than 2014. New business wins combined with modest market growth are expected to result in approximately 4 percent organic growth, but that will largely be offset by the impact of currency,” Kyle added. “As in 2014, we expect to continue to improve our cost structure and mix to deliver solid earnings per share growth on the revenue. We remain focused on creating value for our customers and are well-positioned to respond favorably should the economy grow faster than we are currently projecting.”

Adjusted Net Income and Diluted Earnings Per Share (EPS) from Continuing Operations

	Fourth Quarter		Full Year
	($ in Mils.)	EPS	($ in Mils.)	EPS
2014 Net Income from Continuing Operations	$38.9	$0.43	$144.5	$1.58
2014 Adjustments (pre-tax):
- Pension settlement charges	33.0	0.37	33.7	0.37
- Aerospace impairment and restructuring charges	3.7	0.04	121.6	1.33
- Charges for cost-reduction initiatives and plant rationalization costs	2.2	0.02	14.6	0.16
- Gain on sale of real estate in Brazil	—	—	(22.6)	(0.25)
- Provision (benefit) for income taxes	(19.9)	(0.22)	(58.9)	(0.65)

2014 Total adjustments	19.0	0.21	88.4	0.97

2014 Adjusted Net Income from Continuing Operations	$57.9	$0.65	$232.9	$2.55

Among recent developments, the company:

•	Continued to execute its aerospace business restructuring plan, completing the sale of its engine overhaul assets in Mesa, Arizona;

•	Acquired the assets of Revolvo Ltd. in the U.K., bringing additional breadth to the Timken portfolio of industrial product solutions;

•	Entered into a group annuity contract to transfer approximately $600 million of retiree pension obligations to Prudential Insurance Company of America, funded entirely with plan assets; and

•	Completed a special program to offer lump-sum pension distributions to eligible former employees.

Fourth-Quarter Segment Results

Mobile Industries, which now also includes aerospace results for all periods, reported fourth-quarter sales of $389.5 million, down approximately 7 percent from the same period a year ago. More than half of the decrease came from planned program exits in the light vehicle sector that were completed in 2013. The remainder was largely due to declines in aerospace and agriculture, and the impact of currency, partially offset by growth in the rail sector. Earnings before interest and taxes (EBIT) for the fourth quarter were $22.4 million or 5.8 percent of sales. This compares with EBIT of $38.0 million or 9.1 percent of sales during the same period in 2013.

The Timken Company

Adjusted EBIT was $28.6 million or 7.3 percent of sales, compared with $34.0 million or 8.1 percent of sales in the fourth quarter last year. The decline in earnings was driven by lower volume and unfavorable mix, partially offset by lower manufacturing costs.

Process Industries sales of $372.7 million for the fourth quarter were up approximately 12 percent over the same period last year. Sales were driven by organic growth in both the original equipment and aftermarket channels as well as the benefit of acquisitions, partially offset by currency. EBIT for the quarter was $79.7 million or 21.4 percent of sales on improved volume and strong manufacturing performance. This compares with EBIT of $50.9 million or 15.4 percent of sales during the same period in 2013.

2015 Outlook

For 2015, the company expects year-over-year revenue to be up a net 1 percent after offsetting currency from an expected increase of approximately 4 percent organic growth. The outlook for full-year 2015 by segment:

•	Mobile Industries’ sales are expected to be roughly flat to down 2 percent. Without the impact of currency, sales are expected to increase 1 to 3 percent reflecting organic growth primarily from the light vehicle market sector, partially offset by a decline in the agriculture market. Full-year Mobile Industries EBIT margins are expected be within the targeted 10 to 13 percent range.

•	Process Industries’ sales are expected to increase approximately 2 to 4 percent. Excluding currency, sales are expected to increase 5 to 7 percent driven by organic growth in original equipment sectors, including wind energy and marine, the industrial aftermarket and the benefit of acquisitions. Full-year Process Industries EBIT margins are expected to be near the high end of the targeted margin range of 17 to 20 percent.

Timken projects 2015 earnings per diluted share to range from $0.85 to $0.95, which includes $1.80 of non-cash pension settlement charges and $0.20 per share of charges associated with cost-reduction initiatives and plant rationalizations, partially offset by $0.25 of income associated with discrete tax accrual adjustments.

Excluding these items, 2015 adjusted earnings per diluted share are expected to range from $2.65 to $2.75, up 6 percent at the midpoint, as organic growth and the benefit of margin expansion initiatives are expected to be largely offset by the impact of currency.

Conference Call Information

Timken will host a conference call today at 11:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

The Timken Company

Conference Call:	Thursday, Jan. 29, 2015
11:00 a.m. Eastern Time
Live Dial-In: 888-211-4542 or 816-581-1736
(Call in 10 minutes prior to be included.)
Conference ID: Timken Earnings Call
Live Webcast: www.timken.com/investors

Conference Call Replay:	Replay Dial-In available through Feb. 12, 2015:
888-203-1112 or 719-457-0820
Replay Passcode: 8692909

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets Timken® bearings, transmissions, gearboxes, chain, and related products, and offers a spectrum of power system rebuild and repair services around the world. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and power transmission across the broad spectrum of bearings and related systems to improve the reliability and efficiency of machinery and equipment all around the world. Known for its quality products and collaborative technical sales model, Timken posted $3.1 billion in sales in 2014. With approximately 16,000 people operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company’s forecasts, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company’s future financial performance, including information under the heading “Outlook,” are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company’s financial statements for the fourth quarter and full year of 2014; the company’s ability to respond to the changes in its end markets that could affect demand for the company’s products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company’s customers, which may have an impact on the company’s revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company’s last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company’s pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company’s ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; the company’s ability to realize the potential benefits of the spinoff of the steel business and avoid possible indemnification liabilities under certain agreements it entered into with TimkenSteel Corporation in connection with the spinoff; and the taxable nature of the spinoff. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Contact: Gloria Irwin	Investor Contact: Steve Tschiegg
Communications Manager	Director – Capital Markets & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-7446
mediarelations@timken.com	steve.tschiegg@timken.com

The Timken Company

PRESS RELEASE

The Timken Company

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Dollars in millions, except share data) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$762.2	$749.5	$3,076.2	$3,035.4
Cost of products sold	541.4	541.6	2,178.2	2,167.0

Gross Profit	220.8	207.9	898.0	868.4
Selling, general & administrative expenses (SG&A)	131.7	134.0	542.5	546.6
Impairment and restructuring	5.4	3.8	113.4	8.7
Pension settlement charges	33.0	0.5	33.7	7.2

Operating Income	50.7	69.6	208.4	305.9
Other income (expense), net	(0.8)	7.2	19.9	6.7

Earnings Before Interest and Taxes (EBIT) (1)	49.9	76.8	228.3	312.6
Interest expense, net	(7.0)	(6.4)	(24.3)	(22.5)

Income From Continuing Operations Before Income Taxes	42.9	70.4	204.0	290.1
Provision for income taxes	3.6	36.6	57.0	114.6

Income From Continuing Operations	39.3	33.8	147.0	175.5

Income from Discontinued Operations, net of income taxes(2)	3.0	18.9	21.7	87.5

Net Income	42.3	52.7	168.7	263.0
Less: Net Income Attributable to Noncontrolling Interest	0.4	0.1	2.5	0.3

Net Income Attributable to The Timken Company	$41.9	$52.6	$166.2	$262.7

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic earnings per share - Continuing Operations	$0.44	$0.36	$1.60	$1.84
Basic earnings per share - Discontinued Operations	$0.03	$0.20	$0.24	$0.92

Basic earnings per share	$0.47	$0.56	$1.84	$2.76
Diluted earnings per share - Continuing Operations	$0.43	$0.35	$1.58	$1.82
Diluted earnings per share - Discontinued Operations	$0.04	$0.20	$0.24	$0.92

Diluted earnings per share	$0.47	$0.55	$1.82	$2.74

Average Shares Outstanding	88,633,324	93,868,899	90,367,346	94,989,561
Average Shares Outstanding - assuming dilution	89,572,040	94,636,017	91,217,142	95,823,728

(1)	EBIT is defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company’s performance and cash generation.
(2)	Discontinued Operations relate to the spinoff of the steel business on June 30, 2014 and includes both operating results and separation costs.

PRESS RELEASE

BUSINESS SEGMENTS

(Dollars in millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Mobile Industries (1)
Net sales to external customers	$389.5	$418.1	$1,685.4	$1,775.8
Earnings before interest and taxes (EBIT) (2)	$22.4	$38.0	$65.6	$193.7
EBIT Margin (2)	5.8%	9.1%	3.9%	10.9%

Process Industries
Net sales to external customers	$372.7	$331.4	$1,390.8	$1,259.6
Earnings before interest and taxes (EBIT) (2)	$79.7	$50.9	$267.1	$189.3
EBIT Margin (2)	21.4%	15.4%	19.2%	15.0%

Unallocated corporate expense	$(19.2)	$(12.1)	$(71.4)	$(70.4)
Unallocated pension settlement charges	$(33.0)	$—	$(33.0)	$—
Consolidated
Net sales to external customers	$762.2	$749.5	$3,076.2	$3,035.4
Earnings before interest and taxes (EBIT) (2)	$49.9	$76.8	$228.3	$312.6
EBIT Margin (2)	6.5%	10.2%	7.4%	10.3%

(1)	Effective October 1, 2014, the results for the former Aerospace segment were primarily reported in the Mobile Industries segment. All prior periods presented reflect this change.

(2)	EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company’s performance and cash generation.

PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions) (Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$278.8	$384.6
Restricted cash	15.3	15.1
Accounts receivable	475.7	444.0
Inventories, net	585.5	582.6
Other current assets	126.6	144.7
Current assets, discontinued operations	—	366.5

Total Current Assets	1,481.9	1,937.5
Property, Plant and Equipment, net	780.5	855.8
Goodwill	259.5	346.1
Non-current pension assets	176.2	223.5
Other assets	303.3	265.8
Non-current assets, discontinued operations	—	849.2

Total Assets	$3,001.4	$4,477.9

LIABILITIES
Accounts payable	$143.9	$139.9
Short-term debt	8.1	269.3
Income taxes	80.4	114.3
Accrued expenses	301.4	304.3
Current liabilities, discontinued operations	—	152.3

Total Current Liabilities	533.8	980.1
Long-term debt	522.1	176.4
Accrued pension cost	165.9	159.0
Accrued postretirement benefits cost	141.8	138.3
Other non-current liabilities	48.7	138.8
Non-current liabilities, discontinued operations	—	236.7

Total Liabilities	1,412.3	1,829.3
EQUITY
The Timken Company shareholders’ equity	1,576.2	2,636.6
Noncontrolling Interest	12.9	12.0

Total Equity	1,589.1	2,648.6

Total Liabilities and Equity	$3,001.4	$4,477.9

PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cash Provided (Used)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$41.9	$52.6	$166.2	$262.7
Net income from discontinued operations	(3.0)	(18.9)	(21.7)	(87.5)
Net income attributable to noncontrolling interest	0.4	0.1	2.5	0.3
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	33.6	36.1	137.0	142.4
Impairment charges	0.1	0.1	98.9	0.1
(Gain) loss on sale of assets	0.7	(3.4)	(20.2)	(1.1)
Pension and other postretirement expense	39.5	13.0	62.0	55.1
Pension and other postretirement benefit contributions and payments	(2.3)	(13.1)	(49.9)	(93.4)
Changes in operating assets and liabilities:
Accounts receivable	4.3	0.2	(48.3)	(4.6)
Inventories	25.3	35.9	(26.8)	34.6
Accounts payable	(39.3)	(1.0)	8.0	0.9
Accrued expenses	9.6	20.3	2.2	(39.6)
Income taxes	(21.0)	29.8	(68.6)	34.5
Other, net	16.6	4.5	37.9	(11.6)

Net Cash Provided by Operating Activities - Continuing Operations	$106.4	$156.2	$279.2	$292.8
Net Cash Provided by Operating Activities - Discontinued Operations	5.2	23.9	27.8	137.2

Net Cash Provided by Operating Activities	$111.6	$180.1	$307.0	$430.0
INVESTING ACTIVITIES
Capital expenditures	$(39.7)	$(42.0)	$(126.8)	$(133.6)
Acquisitions	(9.7)	0.3	(21.7)	(64.2)
Other	11.8	5.5	30.8	13.7

Net Cash Used by Investing Activities - Continuing Operations	$(37.6)	$(36.2)	$(117.7)	$(184.1)
Net Cash Used by Investing Activities - Discontinued Operations	—	(73.2)	(77.0)	(191.9)

Net Cash Used by Investing Activities	$(37.6)	$(109.4)	$(194.7)	$(376.0)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.1)	$(21.5)	$(90.3)	$(87.5)
Purchase of treasury shares	(4.4)	(81.9)	(270.9)	(189.2)
Net proceeds (payments) from credit facilities	(0.3)	(2.8)	(9.8)	4.8
Net proceeds (payments) from long-term debt	(0.1)	1.8	95.5	(8.0)
Distribution of TimkenSteel	—	—	(46.5)	—
Other	(0.2)	(1.1)	19.8	30.6

Net Cash Used by Financing Activities - Continuing Operations	$(27.1)	$(105.5)	$(302.2)	$(249.3)
Net Cash Provided by Financing Activities - Discontinued Operations	—	—	100.0	—

Net Cash Used by Financing Activities	$(27.1)	$(105.5)	$(202.2)	$(249.3)
Effect of exchange rate changes on cash	(6.3)	1.3	(15.9)	(6.5)

Increase (decrease) In Cash and Cash Equivalents	$40.6	$(33.5)	$(105.8)	$(201.8)
Cash and cash equivalents at beginning of period	238.2	418.1	384.6	586.4

Cash and Cash Equivalents at End of Period	$278.8	$384.6	$278.8	$384.6

PRESS RELEASE

Reconciliation of EBIT to GAAP Net Income:

This reconciliation is provided as additional relevant information about the Company’s performance. Management believes consolidated earnings before interest and taxes (EBIT) is representative of the Company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to consolidated EBIT.

(Dollars in millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net Income	$42.3	$52.7	$168.7	$263.0

Income From Discontinued Operations, net of income taxes	(3.0)	(18.9)	(21.7)	(87.5)
Provision for income taxes	3.6	36.6	57.0	114.6
Interest expense	8.3	6.9	28.7	24.4
Interest income	(1.3)	(0.5)	(4.4)	(1.9)

Consolidated earnings before interest and taxes (EBIT)	$49.9	$76.8	$228.3	$312.6

PRESS RELEASE

Reconciliations of Adjusted Net Income from Continuing Operations and Net Income from Continuing Operations to GAAP Income from Continuing Operations and Adjusted Earnings Per Share to GAAP Earnings Per Share:

These reconciliations are provided as additional relevant information about the Company’s performance. Management believes that adjusted net income from continuing operations, net income from continuing operations, and diluted earnings per share, adjusted to remove: (a) gain on the sale of real estate in Brazil; (b) charges for cost-reduction initiatives and plant rationalization costs; (c) Aerospace impairment and restructuring charges; (d) pension settlement charges; and (e) provision for income taxes are representative of the Company’s performance and therefore useful to investors.

	Three Months Ended				Twelve Months Ended
(Dollars in millions, except share data) (Unaudited)	December 31,				December 31,
	2014	EPS	2013	EPS	2014	EPS	2013	EPS
Income from Continuing Operations	$39.3		$33.8		$147.0		$175.5
Less: Net Income Attributable to Noncontrolling Interest	0.4		0.1		2.5		0.3

Net Income from Continuing Operations	$38.9	$0.43	$33.7	$0.35	$144.5	$1.58	$175.2	$1.82

Adjustments:
Gain on sale of real estate in Brazil (1)	—	—	(5.4)	(0.06)	(22.6)	(0.25)	(5.4)	(0.06)
Charges for cost-reduction initiatives and plant rationalization costs (2)	2.2	0.02	4.4	0.05	14.6	0.16	14.8	0.15
Aerospace impairment and restructuring charges (3)	3.7	0.04	—	—	121.6	1.33	—	—
Pension settlement charges (4)	33.0	0.37	0.5	0.01	33.7	0.37	7.2	0.08
Provision (benefit) for income taxes (5)	(19.9)	(0.22)	12.0	0.13	(58.9)	(0.65)	6.8	0.07

Total Adjustments:	19.0	0.21	11.5	0.12	88.4	0.97	23.4	0.24

Adjusted Net Income from Continuing Operations	$57.9	$0.65	$45.2	$0.48	$232.9	$2.55	$198.6	$2.07

(1)	Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.
(2)	Cost-reduction initiatives and plant rationalization costs related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.
(3)	Aerospace impairment and restructuring charges related to goodwill impairment charges, inventory valuation adjustments, and severance.
(4)	Pension settlement charges related to the settlement of certain U.S. pension obligations.
(5)	Provision (benefit) for income taxes includes the tax impact on pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

PRESS RELEASE

Reconciliation of Net Sales After Planned Program Exits for the Total Company and Mobile Industries Segment to Net Sales

The following reconciliation is provided as additional relevant information about the Company’s performance. Management believes that net sales, after planned program exits, are representative of the Company’s continuing operations and therefore useful to investors.

The Timken Company	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions) (Unaudited)	2014	2013	2014	2013
Net Sales	$762.2	$749.5	$3,076.2	$3,035.4
Planned Program Exits	15.0	—	110.0	—

Total	$777.2	$749.5	$3,186.2	$3,035.4

Mobile Industries Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions) (Unaudited)	2014	2013	2014	2013
Net Sales	$389.5	$418.1	$1,685.4	$1,775.8
Planned Program Exits	15.0	—	110.0	—

Total	$404.5	$418.1	$1,795.4	$1,775.8

PRESS RELEASE

Reconciliation of EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:

The following reconciliation is provided as additional relevant information about the Company’s performance. Management believes that EBIT and EBIT margin, after adjustments, are representative of the Company’s core operations and therefore useful to investors.

	Three Months Ended				Twelve Months Ended
(Dollars in millions, except share data) (Unaudited)	December 31,				December 31,
	2014	Percentage to Net Sales	2013	Percentage to Net Sales	2014	Percentage to Net Sales	2013	Percentage to Net Sales
Net Income	$42.3	5.5%	$52.7	7.0%	$168.7	5.5%	$263.0	8.7%
Income From Discontinued Operations, net of income taxes	(3.0)	(0.4)%	(18.9)	(2.5)%	(21.7)	(0.7)%	(87.5)	(2.9)%
Provision for income taxes	3.6	0.5%	36.6	4.9%	57.0	1.9%	114.6	3.8%
Interest expense	8.3	1.1%	6.9	0.9%	28.7	0.9%	24.4	0.8%
Interest income	(1.3)	(0.2)%	(0.5)	(0.1)%	(4.4)	(0.1)%	(1.9)	(0.1)%

Consolidated earnings before interest and taxes (EBIT)	$49.9	6.5%	$76.8	10.2%	$228.3	7.4%	$312.6	10.3%

Adjustments:
Gain on sale of real estate in Brazil (1)	—	—%	(5.4)	(0.7)%	(22.6)	(0.7)%	(5.4)	(0.2)%
Charges for cost-reduction initiatives and plant rationalization costs (2)	2.2	0.3%	4.4	0.6%	14.6	0.5%	14.8	0.5%
Aerospace impairment and restructuring charges (3)	3.7	0.5%	—	—%	121.6	4.0%	—	—%
Pension settlement charges (4)	33.0	4.3%	0.5	0.1%	33.7	1.1%	7.2	0.2%

Total Adjustments	38.9	5.1%	(0.5)	(0.1)%	147.3	4.8%	16.6	0.5%

Consolidated earnings before interest and taxes (EBIT), after adjustments	$88.8	11.7%	$76.3	10.2%	$375.6	12.2%	$329.2	10.8%

(1)	Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.
(2)	Cost-reduction initiatives and plant rationalization costs related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.
(3)	Aerospace impairment and restructuring charges related to goodwill impairment charges, inventory valuation adjustments, and severance.
(4)	Pension settlement charges related to the settlement of certain U.S. pension obligations.

PRESS RELEASE

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:

The following reconciliation is provided as additional relevant information about the Company’s Mobile Industries and Process Industries segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment’s core operations and therefore useful to investors.

Mobile Industries

(Dollars in millions) (Unaudited)	Three Months Ended December 31, 2014	Percentage to Net Sales	Three Months Ended December 31, 2013	Percentage to Net Sales	Twelve Months Ended December 31, 2014	Percentage to Net Sales	Twelve Months Ended December 31, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$22.4	5.8%	$38.0	9.1%	$65.6	3.9%	$193.7	10.9%
Gain on sale of real estate in Brazil (1)	—	—%	(5.4)	(1.3)%	(22.6)	(1.3)%	(5.4)	(0.3)%
Charges for cost-reduction initiatives and plant rationalization costs(2)	2.5	0.6%	0.9	0.2%	11.8	0.7%	10.2	0.6%
Aerospace impairment and restructuring charges(3)	3.7	0.9%	—	—%	121.6	7.2%	—	—%
Pension settlement charges(4)	—	—%	0.5	0.1%	0.7	—%	7.2	0.4%

Earnings before interest and taxes (EBIT), after adjustments	$28.6	7.3%	$34.0	8.1%	$177.1	10.5%	$205.7	11.6%

Process Industries

(Dollars in millions) (Unaudited)	Three Months Ended December 31, 2014	Percentage to Net Sales	Three Months Ended December 31, 2013	Percentage to Net Sales	Twelve Months Ended December 31, 2014	Percentage to Net Sales	Twelve Months Ended December 31, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$79.7	21.4%	$50.9	15.4%	$267.1	19.2%	$189.3	15.0%
Charges for cost-reduction initiatives and plant rationalization costs(2)	(0.3)	(0.1)%	3.5	1.1%	2.2	0.2%	4.5	0.4%

Earnings before interest and taxes (EBIT), after adjustments	$79.4	21.3%	$54.4	16.4%	$269.3	19.4%	$193.8	15.4%

(1)	Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.
(2)	Cost-reduction initiatives and plant rationalization costs related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.
(3)	Aerospace impairment and restructuring charges related to goodwill impairment charges, inventory valuation adjustments, and severance.
(4)	Pension settlement charges related to the settlement of certain U.S. pension obligations.

PRESS RELEASE

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:

This reconciliation is provided as additional relevant information about the Company’s financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders’ equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash, cash equivalents and restricted cash plus total shareholders’ equity. Management believes Net Debt is an important measure of the Company’s financial position, due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)
	December 31, 2014	December 31, 2013
Short-term debt	$8.1	$269.3
Long-term debt	522.1	176.4

Total Debt (1)	$530.2	$445.7
Less: Cash, cash equivalents and restricted cash	(294.1)	(399.7)

Net Debt (1)	$236.1	$46.0

Total equity	$1,589.1	$2,648.6

Ratio of Total Debt to Capital	25.0%	14.4%
Ratio of Net Debt to Capital	12.9%	1.7%

(1)	Total Debt and Net Debt at December 31, 2013 excludes $30.2 million of debt transferred to TimkenSteel and is considered discontinued operations.

Reconciliations of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:

Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net cash provided by operating activities from continuing operations	$106.4	$156.2	$279.2	$292.8
Less: capital expenditures	(39.7)	(42.0)	(126.8)	(133.6)

Free cash flow	$66.7	$114.2	$152.4	$159.2